Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

LADDER CAPITAL CORP

Article I

STOCKHOLDERS

Section 1.               Annual Meetings. The annual meeting of stockholders of Ladder Capital Corp (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that the meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 2.               Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock (as defined in the certificate of incorporation of the Corporation), special meetings of stockholders of the Corporation may be called only by or at the direction of the Board or the Chief Executive Officer of the Corporation, and shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the person calling such meeting. The Board may, in its sole discretion, determine that any special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the DGCL. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 3.               Notice of Meetings. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these Amended and Restated By-Laws (“By-Laws”), notice of the date, time, place, if any, and the means of remote communications (including virtually), if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty (60), nor less than ten (10), days prior thereto, to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting at such address as appears on the books and records of the Corporation.

Section 4.               Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided herein, by statute or by the certificate of incorporation of the Corporation. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. If at any meeting of stockholders there shall be less than a quorum present, the chair of the meeting or, by a majority in voting power thereof, the stockholders present thereat may, to the extent permitted by law, adjourn the meeting from time to time without further notice until a quorum shall be present or represented if the date, time, place, if any, and the means of remote communications (including virtually), if any, of the adjourned meeting is announced at the meeting at which the adjournment is taken, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or set forth in the notice of meeting given in accordance with Section 3 of this Article I. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5.               Chair of Meetings. The Chair of the Board, or in the Chair’s absence or at the Chair’s direction, the Chief Executive Officer or any other director or officer of the Corporation shall call all meetings of stockholders to order and shall act as chair of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of each meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in the chair’s full discretion to establish rules and procedures to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), establishing an agenda or order of business for the meeting, announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend and participate in any such meeting, establishing procedures for the dismissal of business not properly presented, maintaining order at the meeting and safety of those present (including regulation of the manner of voting and the conduct of discussion), restricting entry to the meeting after the time fixed for commencement thereof, limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders, limiting the time allotted to any such statements or questions and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

Section 6.               Proxies. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting to which the proxy relates and voting in person or by timely delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7.               Voting. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the certificate of incorporation of the Corporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which, by express provision of the certificate of incorporation of the Corporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.               Record Date.

(A)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.               Consent of Stockholders in Lieu of Meeting. At any time when the certificate of incorporation of the Corporation permits action by one or more classes of stockholders of the Corporation to be taken by written consent, the provisions of this section shall apply. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10.             List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11.             Inspectors. The Board, in advance of all meetings of stockholders, may appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for election as directors. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability. Inspectors of stockholder votes shall, subject to the power of the chair of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 12.             Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.

(1)            Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 3 of this Article I, (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting of stockholders.

(2)            For nominations or other business to be properly brought before an annual meeting by a stockholder of record, the stockholder of record giving the notice (the “Noticing Stockholder”) must have given timely notice thereof in proper form to the Secretary of the Corporation and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.

To be in proper form, a Noticing Stockholder’s notice shall set forth:

(a)            as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election to the Board as a director: (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee (at present and for the past five (5) years), (iii) the Stockholder Information (as defined below) for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such proposed nominee, or any person acting in concert therewith, (iv) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected), (v) (A) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Holder and any Stockholder Associated Person (as such terms are defined below), on the one hand, and each proposed nominee, on the other hand, including, without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Corporation), or (y) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for, or otherwise taking action to further the consideration of) such proposed nominee for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past ten (10) years, and (B) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (A), (vi) whether such proposed nominee has (A) notified the board of directors of each publicly listed company at which such person serves as an officer, executive officer or director with respect to such proposed nominee’s proposed nomination for election to the Board, and, (B) as applicable, received all necessary consents to serve on the Board if so nominated and elected or otherwise appointed (or, if not, how the proposed nominee intends to address such failure to receive such necessary consents), (vii) whether such proposed nominee’s nomination, election or appointment, as applicable, would contravene or violate a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such proposed nominee serves as an officer, executive officer or director, and, if so, a description of how the proposed nominee intends to address such contravention or violation, (viii) the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such proposed nominee, on the other hand, with respect to the Corporation and a description of such contact, (ix) the amount and nature of any direct or indirect economic or financial interest, if any, of such proposed nominee, or of any immediate family member of such proposed nominee, in any funds or vehicles managed by, under common management with, or affiliated with any Holder or Stockholder Associated Person, (x) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) offered (whether accepted or declined) during the past three (3) years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and any Affiliates and Associates of such proposed nominee, or others acting in concert therewith, on the other hand, and all related party transactions and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (xi) a completed and signed questionnaire, representation and agreement and any and all other information required by (A)(2)(f) of this By-Law;

(b)            as to any other business that the Noticing Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of each Holder and each Stockholder Associated Person, and (iv) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(c)            as to the Noticing Stockholder and the beneficial owners, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (i) the name and address, as they appear on the Corporation’s books and records, of each Holder and the name and address of any Stockholder Associated Person, (ii) (A) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or owned beneficially by each Holder and any Stockholder Associated Person (provided that, for the purposes of this By-Law, any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (B) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise, exchange or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly held or beneficially held by each Holder and any Stockholder Associated Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any security of the Corporation, (D) any Short Interest (as defined below) held by each Holder and any Stockholder Associated Person presently or within the last twelve (12) months in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any agreement, arrangement or understanding (including any contract to purchase or sell, any acquisition or grant of any option, right or warrant to purchase or sell, any swap or any other instrument) among each Holder and/or any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (F) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or other business proposed by any Holder under this By-Law, (G) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, (H) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any Holder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (I) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, (J) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person, and (K) any material pending or threatened action, suit, investigation or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (sub-clauses (A) through (K) of this paragraph (A)(2)(c)(ii) shall be referred to as the “Stockholder Information”), (iii) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (iv) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (v) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such nomination or proposal, (vi) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation, (vii) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (viii) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to support such proposal or nomination or nominations, and, to the extent known, the class and number of all shares of the Corporation’s stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (ix) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(d)            A Noticing Stockholder shall further update and supplement its notice of any proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this By-Law) from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the later of the record date for the meeting or the date a Public Announcement of the notice of the record date is first made (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the meeting or such adjournment, recess, rescheduling or postponement thereof) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision).

(e)            The Corporation may also, as a condition to any such nomination or other business being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be requested by the Corporation, including (A) such other information as may be reasonably required by the Board, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, and (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any generally applicable corporate governance guideline or committee charter of the Corporation and (B) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(f)             In addition to the other requirements of this By-Law, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this By-Law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of each Holder, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all generally applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

(3)            Notwithstanding anything in paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with paragraph (A)(2) of this By-Law, a Noticing Stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which a Public Announcement of such increase is first made by the Corporation; provided that, if no such Public Announcement is made at least ten (10) days before the meeting, then no such notice shall be required.

(B)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting who complies with the notice procedures set forth in this By-Law (including, for the avoidance of doubt, the notice procedures provided in paragraph (A)(2) of this By-Law) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the time of the special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any Noticing Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting and such notice shall be considered timely if the Noticing Stockholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the timely giving of a Noticing Stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations at a special meeting following the expiration of the time periods set forth in these By-Laws.

(C)           General.

(1)            Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law (including whether the Holder, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or proposal in compliance with such Holder’s representation as required by subclause (A)(2)(c)(v) of this By-Law) and (b) if any proposed nomination or other business was not made or proposed in compliance with this By-Law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, nominations of persons by a Noticing Stockholder for election to the Board and other business proposed to be brought by a Noticing Stockholder may not be brought before the meeting if any Holder, Stockholder Associated Person or any proposed nominee of such Noticing Stockholder, as applicable, takes action contrary to the representations made in the notice referred to in subclauses (A)(2)(c) and (f) of this By-Law applicable to such nomination or other business or if such notice applicable to such nomination or other business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(2)            Notwithstanding the foregoing provisions of this By-Law, if the Noticing Stockholder (or a Qualified Representative (as defined below) of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(3)            For purposes of this By-Law, delivery of any notice or materials by a Noticing Stockholder as required under this By-Law shall be made by both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation and (b) electronic mail to the Secretary.

(4)            Definitions. For purposes of this By-Law, the term:

(a)            “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(b)            “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(c)            “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(d)            “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(e)            “Public Announcement” means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(f)             “Qualified Representative” of any stockholder means a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders; and

(g)            “Stockholder Associated Person” of any Holder means (x) any person acting in concert with such Holder, (y) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (z) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder.

(5)            Notwithstanding the foregoing provisions of this By-Law, a Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of this paragraph (C)(5), matters properly brought under and in compliance with Rule 14a-8 of the Exchange Act as amended from time to time). Nothing in these By-Laws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of stock having a preference over the Common Stock (as defined in the certificate of incorporation of the Corporation) as to dividends or upon liquidation to elect directors under specified circumstances (including in any certificate of designation relating to any series of Preferred Stock).

Section 13.             Shares.

(A)           The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chair of the Board or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number and class of shares of stock in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the DGCL. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

(B)           If the Board chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required on certificates by paragraph (A) of this Section 13 and any other information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

(C)           Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender of the certificate or certificates for such shares to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers, and the payment of all taxes due thereon. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

(D)           A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

(E)           Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

(F)           The Corporation may, but shall not be required to, issue fractions of a share.

Article II

BOARD OF DIRECTORS

Section 1.               Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the certificate of incorporation of the Corporation directed or required to be exercised or done by the stockholders.

Section 2.               Number; Quorum. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. A majority of the directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 3.               Resignation; Vacancies and Newly Created Directorships. Any director may resign at any time upon written notice to the Corporation, and may be removed only in the manner provided in the certificate of incorporation of the Corporation. Subject to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 4.               Meetings. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chair of the Board, the Chief Executive Officer, the Secretary or a majority of the directors, by oral or written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent to each director to such director’s address, e-mail address or telephone or facsimile number as shown on the books and records of the Corporation not less than twenty-four (24) hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 5.               Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to the certificate of incorporation of the Corporation and these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 6.               Absence of Quorum of Class or Series of Stock. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 7.               Committees. The Board may designate, by resolution passed by the Board, one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters of: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-Law of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 8.               Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmissions) are filed with the minutes of proceedings of the Board.

Section 9.               Remote Meeting. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 10.             Compensation. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

Section 11.             Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article III

OFFICERS

Section 1.               Number. The Board, at its next meeting following each annual meeting of stockholders, shall elect officers of the Corporation, including a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including, without limitation, a President, a Chief Financial Officer, a Chief Operating Officer, a Chief Commercial Officer, a Chief Accounting Officer, a Chief Legal Officer and/or General Counsel, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chair of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairs of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these By-Laws to the Chair of the Board, the President or the Chief Executive Officer shall refer to either such co-Chair of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 2.               Term; Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to the Chief Executive Officer’s own office, as may be determined by the Chief Executive Officer, or until their respective successors are chosen and qualified or until such officer’s earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board.

Section 3.               Powers. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4.               Delegation of Powers and Duties. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Article IV

CORPORATE BOOKS

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine. The Board shall have power to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to by resolution of the Board or of the stockholders of the Corporation.

Article V

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, or by such officers as the Chair of the Board, the Chief Executive Officer or the Board may from time to time determine.

Article VI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

Article VII

INDEMNIFICATION

Section 1.               Indemnification Respecting Third Party Claims.

(A)          Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any person (a “Covered Person”) who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when such Covered Person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such Covered Person had reasonable cause to believe that such Covered Person’s conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such Covered Person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce such Covered Person’s rights under this Article VII.

(B)           Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 1.

Section 2.               Indemnification Respecting Derivative Claims.

(A)          Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any Covered Person who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when such Covered Person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection with such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Covered Person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce such Covered Person’s rights under this Article VII.

(B)           Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 2.

Section 3.               Determination of Entitlement to Indemnification; Claims. Any indemnification to be provided under Section 1 or 2 of this Article VII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such Covered Person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board and in accordance with the DGCL. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within ninety (90) days after a written claim therefor by a Covered Person has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall, to the fullest extent permitted by law, have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4.               Right to Indemnification in Certain Circumstances.

(A)          Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (A) or (B) of Section 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by the director or officer to enforce rights to indemnification or advancement of expenses and costs granted pursuant to this Article VII, such Covered Person shall, to the fullest extent permitted by law, be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection therewith.

(B)           Indemnification for Service As a Witness. To the extent any Covered Person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of such Covered Person’s service as a director or officer of the Corporation or such Covered Person’s service as a Subsidiary Officer of an Affiliated Entity at a time when such Covered Person was a director or officer of the Corporation (assuming such Covered Person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity), but excluding service as a witness in an action or suit commenced by such person (unless such expenses were incurred with the approval of the Board, a committee thereof or the Chair of the Board or the Chief Executive Officer of the Corporation), the Corporation shall, to the fullest extent permitted by law, indemnify such Covered Person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Covered Person in connection therewith and shall use its best efforts to provide such indemnity within forty-five (45) days after receipt by the Corporation from such Covered Person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VII to compensate such Covered Person for such Covered Person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

Section 5.               Advances of Expenses.

(A)          Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements and court costs) and costs incurred by any Covered Person referred to in paragraph (A) of Section 1 or 2 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that to the extent required by law, such payment of expenses and costs in advance shall be made only upon receipt of an undertaking in writing by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article VII.

(B)           Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any person referred to in paragraph (B) of Section 1 or 2 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board, a committee thereof or an officer of the Corporation authorized to so act by the Board upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VII.

Section 6.               Indemnification Not Exclusive.

(A)           The provision of indemnification to or the advancement of expenses and costs to any Covered Person under this Article VII, or the entitlement of any Covered Person to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Covered Person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Covered Person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Covered Person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(B)           Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Covered Person as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 6(B) of Article VII, entitled to enforce this Section 6(B) of Article VII.

For purposes of this Section 6(B) of Article VII, the following terms shall have the following meanings:

(1)            The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2)            The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.               Corporate Obligations; Reliance.

(A)           The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation.

(B)           Without the consent of any affected Covered Person, the Corporation shall not, in connection with the settlement or resolution of any claim alleged against it in any action, suit or proceeding, seek or consent to entry of an order that releases, bars or otherwise affects the rights of indemnification and advancement of expenses provided in this Article VII.

Section 8.               Amendment or Repeal. Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omissions occurring prior to the time of such repeal or modification.

Section 9.               Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article VII shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article VII. The right of any Covered Person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article VII shall continue after such Covered Person shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such Covered Person.

Section 10.             Insurance. The Corporation is authorized to purchase and shall maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article VII or applicable law.

Section 11.             Definitions of Certain Terms. For purposes of this Article VII, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a Subsidiary Officer of any Affiliated Entity shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (d) a Covered Person who acted in good faith and in a manner such Covered Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VII.

Article VIII

CORPORATE SEAL

The Corporation shall be authorized, but shall not be required, to obtain a corporate seal in such form as the Board shall prescribe.

Article IX

GENERAL PROVISIONS

Section 1.               Waiver of Notice. Whenever notice is required to be given by law or under any provision of the certificate of incorporation of the Corporation or these By-Laws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 2.               Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 3.               Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the certificate of incorporation of the Corporation or the DGCL, such provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 4.               Severability. If any provision or provisions of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-Laws (including, without limitation, each portion of any paragraph of these By-Laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-Laws (including, without limitation, each such portion of any paragraph of these By-Laws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Article X

AMENDMENTS

These By-Laws may be made, amended, altered, changed, added to or repealed as set forth in the certificate of incorporation of the Corporation.

Article XI

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The foregoing Amended and Restated By-Laws were adopted by the Board of Directors on the 23rd of December, 2022 and are effective as of such date.